UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
November 7, 2007

Wynn Resorts, Limited
(Exact Name of Registrant as specified in Charter)

Nevada	000-50028	46-0484987
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3131 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 7, 2007, Wynn International Marketing Limited Hong Kong Branch (“WIML”) an Isle of Man company registered as a foreign branch in Hong Kong and wholly owned subsidiary of Wynn Resorts, Limited (“WRL”), entered into an amended employment agreement with Ian Michael Coughlan, the President and General Manager of Wynn Resorts (Macau) SA. The agreement supersedes and replaces Mr. Coughlan’s previous employment agreement with WIML dated as of September 6, 2006, and is effective as of July 4, 2007. The agreement terminates on July 6, 2012. The agreement provides for a base salary of US$750,000 per year and a discretionary bonus of up to 100% of base salary for 2007. Starting in 2008, Mr. Coughlan will be eligible to receive a bonus as determined in accordance with WRL’s Annual Performance Based Incentive Plan for Executive Officers.

The agreement provides that Mr. Coughlan will be entitled to (i) participate, to the extent that he is otherwise eligible, in all employee benefit plans that WIML maintains for its executives; and (ii) receive reimbursement for reasonable business expenses. Under the agreement, WIML has agreed to provide Mr. Coughlan with a housing allowance for himself and his immediate family while living in Macau and the use of an automobile in Macau.

If Mr. Coughlan is terminated without “cause,” or if he terminates his employment upon a material breach of the agreement by WIML, or for “good reason” following a “change of control” (as these terms are defined in the agreement), WIML will pay Mr. Coughlan a separation payment in a lump sum equal to the sum of the following: (a) his base salary for the remainder of the term of the employment agreement, but not less than one year of his base salary; and (b) a pro-rated amount of any bonus that might otherwise have been paid to Mr. Coughlan for any period that would have concluded during the remainder of the term of the agreement. Additionally, Mr. Coughlan will be entitled to receive, for the remainder of the term of the employment agreement, health benefits coverage for himself and his dependents under the same plan(s) or arrangement(s) under which he was covered immediately before his termination, or plan(s) established or arrangement(s) provided by WIML or any of its affiliates thereafter.

If Mr. Coughlan’s employment terminates for any other reason before the expiration of the term (e.g., because of his death, disability, discharge for cause or revocation of gaming license), WIML will pay him only his base salary and any accrued but unpaid vacation pay through the termination date.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

10.1	Amended and Restated Employment Agreement, dated as of July 4, 2007, by and between Wynn International Marketing, Ltd. and Ian Michael Coughlin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:November 8, 2007

WYNN RESORTS, LIMITED

By:	/s/ John Strzemp
John Strzemp Chief Financial Officer